Filed Pursuant to Rule 424(b)(3)
Registration No. 333-279314

INVESCO REAL ESTATE INCOME TRUST INC.
SUPPLEMENT NO. 4 DATED JUNE 13, 2025
TO THE PROSPECTUS DATED APRIL 15, 2025
This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of Invesco Real Estate Income Trust Inc., dated April 15, 2025 (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus. References herein to the “Company,” “we,” “us,” or “our” refer to Invesco Real Estate Income Trust Inc. and its subsidiaries unless the context specifically requires otherwise.
The purposes of this Supplement are as follows:
•to provide an update on our portfolio;
•to disclose the transaction price for each class of our common stock available in this offering as of July 1, 2025;
•to disclose the calculation of our May 31, 2025 NAV per share for all share classes;
•to provide an update on the status of our public offering;
•to update the suitability standards for prospective investors from Idaho, New Mexico, Ohio and Oregon; and
•to update our form of subscription agreement.
Portfolio Update
During the month ended May 31, 2025, we closed on the acquisition of a 100% occupied, 85-site, manufactured housing community ("MHC") in Houston, Texas, for $9.3 million. This represents our first MHC investment and underscores our commitment to diversifying the portfolio and investing in sectors where we see attractive long-term fundamentals and strong growth potential.
July 1, 2025 Transaction Price
The transaction price for each share class of our common stock for subscriptions accepted as of July 1, 2025 (and repurchases as of June 30, 2025) is as follows:

Transaction Price (per share)
Class T	$26.1518
Class S	$26.2134
Class D	$26.1707
Class I	$26.3100
Class E	$27.9939
The July 1, 2025 transaction price for each of our share classes is equal to such class’s NAV per share as of May 31, 2025. A detailed calculation of the NAV per share is set forth below. The purchase price of our common stock for each share class equals the transaction price of such class, plus applicable upfront selling commissions and dealer manager fees. The repurchase price for each share class equals the transaction price of such class.

May 31, 2025 NAV per Share
We calculate NAV per share in accordance with the valuation guidelines that have been approved by our board of directors. Our NAV per share, which is updated as of the last calendar day of each month, is posted on our website at www.inreit.com and is made available on our toll-free, automated telephone line at 833-834-4924. Please refer to “Net Asset Value Calculation and Valuation Guidelines” in the Prospectus for how our NAV is determined. The Adviser is ultimately responsible for determining our NAV. Our properties have been appraised and our commercial mortgage loans and debt have been valued in accordance with our valuation guidelines and such appraisals and valuations were prepared or reviewed by our independent valuation advisors. We have included a breakdown of the components of total NAV and NAV per share for May 31, 2025.

Our total NAV presented in the following tables includes the aggregate NAV of our Class T, Class S, Class D, Class I, Class E and Class N shares, as well as partnership interests of the Operating Partnership held by the Special Limited Partner. The following table provides a breakdown of the major components of our total NAV as of May 31, 2025:

$ in thousands, except share/unit data
Components of NAV	May 31, 2025
Investments in real estate	$784,604
Investments in unconsolidated entities	148,220
Investments in real estate-related securities	70,154
Investment in commercial loan	12,183
Investment in affiliated fund	14,460
Cash and cash equivalents	59,194
Restricted cash	4,642
Other assets	12,490
Mortgage notes, revolving credit facility and financing obligation, net	(286,678)
Subscriptions received in advance	(2,369)
Other liabilities	(23,414)
Management fee payable	(474)
Accrued stockholder servicing fees	(16)
Non-controlling interests in joint-ventures	(174,408)
Net asset value	$618,588
Number of outstanding shares/units	22,769,394
The following table provides a breakdown of our total NAV and NAV per share/unit by class as of May 31, 2025:

$ in thousands, except share/unit data
NAV Per Share/Unit	Class T Shares	Class S Shares	Class D Shares	Class I Shares	Class E Shares	Class N Shares	Operating Partnership Units(1)	Total
Net asset value	$16,581	$20,737	$22,679	$116,787	$34,848	$406,386	$570	$618,588
Number of outstanding shares/units	634,028	791,065	866,578	4,438,902	1,244,861	14,773,615	20,345	22,769,394
NAV Per Share/Unit as of May 31, 2025	$26.1518	$26.2134	$26.1707	$26.3100	$27.9939	$27.5075	$27.9939
(1)Includes the partnership interest of the Operating Partnership held by the Special Limited Partner.

Set forth below are the weighted averages of the key assumptions in the discounted cash flow methodology used in the May 31, 2025 valuations, based on property types.

Property Type	Discount Rate	Exit Capitalization Rate
Healthcare	7.3%	5.8%
Office	9.0%	7.3%
Industrial	8.2%	5.9%
Self-Storage	7.8%	5.8%
Multifamily	7.3%	5.5%
Student Housing	7.5%	5.8%
Retail	8.4%	7.3%

These assumptions are determined by our independent valuation advisor and reviewed by the Adviser. A change in these assumptions would impact the calculation of the value of our property investments. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our investment values:

		Investment Values
Input	Hypothetical Change	Healthcare	Office	Industrial	Self-Storage	Multifamily	Student Housing	Retail
Discount Rate (weighted average)	0.25% decrease	1.9%	1.8%	2.0%	1.9%	1.9%	1.9%	1.8%
Discount Rate (weighted average)	0.25% increase	(1.9)%	(1.7)%	(2.0)%	(1.8)%	(1.9)%	(1.9)%	(1.8)%
Exit Capitalization Rate (weighted average)	0.25% decrease	2.8%	2.1%	2.9%	2.7%	3.0%	2.7%	1.9%
Exit Capitalization Rate (weighted average)	0.25% increase	(2.6)%	(1.9)%	(2.7)%	(2.5)%	(2.7)%	(2.5)%	(1.8)%
Status of our Public Offering
We are currently offering on a continuous basis up to $3.0 billion in shares of common stock, consisting of up to $2.4 billion in shares in our primary offering and up to $0.6 billion in shares pursuant to our distribution reinvestment plan. This offering is our first follow-on offering and commenced on November 12, 2024. As of June 10, 2025, we have issued and sold in our public offering (1) 406,524 shares of our common stock (consisting of 8,761 Class T shares, 105,098 Class S shares, 15,535 Class D shares, 269,138 Class I shares and 7,992 Class E shares) in the primary offering for total proceeds of $10.9 million and (2) 49,381 shares of our common stock (consisting of 5,180 Class T shares, 9,880 Class S shares, 9,824 Class D shares, 20,134 Class I shares and 4,363 Class E shares) pursuant to our distribution reinvestment plan for a total value of $1.3 million. As of May 31, 2025, our aggregate NAV was $618.6 million. We intend to continue selling shares in our public offering on a monthly basis.
Suitability Standards
The following modifies the Idaho-, New Mexico-, Ohio- and Oregon- specific suitability standards in the "Suitability Standards" section of the Prospectus.
Idaho Investors. Purchasers residing in Idaho must have either (i) a liquid net worth of $85,000 and annual gross income of $85,000 or (ii) a net worth of $300,000 (excluding the value of a purchaser’s home, furnishings and automobiles).
New Mexico Investors. Purchasers residing in New Mexico may not invest more than 10% of their liquid net worth in our shares, shares of our affiliates and other public, non-listed REITs. Investors who are accredited investors, as defined by Rule 501(a) of Regulation D under the Securities Act, are not subject to the foregoing investment concentration limit.

Ohio Investors. Purchasers residing in Ohio may not invest more than 10% of their liquid net worth in us and other non-traded real estate investment programs. For purposes of Ohio’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. This condition does not apply, directly or indirectly, to federally covered securities. This condition also does not apply to purchasers who meet the definition of an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, 15 U.S.C.A. 77a, as amended.
Oregon Investors. Purchasers residing in Oregon may not invest more than 10% of their liquid net worth in us. Oregon investors who meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing investment concentration limit.
Subscription Agreement
The Form of Subscription Agreement included in Appendix B of the Prospectus is hereby amended and replaced with the Form of Subscription Agreement attached to this Supplement as Appendix A.

Appendix A

Invesco Real Estate Income Trust Inc. (INREIT)

Subscription Agreement

Investor Services 833.834.4924

Please carefully read the Prospectus (as amended, restated, or supplemented, including all appendixes and exhibits thereto, the "Prospectus") regarding the public offering of Class T shares, Class S shares, Class D shares, Class I shares and Class E shares of common stock (the "shares") of Invesco Real Estate Income Trust Inc. (the "Company"), before deciding to complete and sign this subscription agreement.

PLEASE USE BLUE OR BLACK INK **PLEASE PRINT CLEARLY IN BLOCK CAPITAL LETTERS**

1 | Investment *(Required: $ Amount / Share Class / Wire or Check / Existing Account)*

A. Subscription Information

Total Investment: $ ______________

- ■ Class T Shares
  - ■ Select to waive selling commissions for Class T
- ■ Class S Shares
  - ■ Select to waive selling commissions for Class S
- ■ Class D Shares
  - ■ Select to waive selling commissions for Class D
- ■ Class I Shares
- ■ Class E Shares
- ■ This is my initial investment. Minimum initial investment is $2,500 for Class D, S, T and E shares and $1,000,000 (unless waived) for Class I shares. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each class.
- ■ This is an additional investment ($500 minimum for all share classes)

Existing Account: ______________

B. Payment will be made via:

- ■ Enclosed Check
- ■ Wired Funds

C. Relationship

- ■ Check here if you are an affiliate of Invesco Ltd., an employee of Invesco Ltd., a Company officer or director, or an Immediate Family Member of a Company officer or director.
- ■ Check here if you are a registered representative or an Immediate Family Member[1] of a registered representative and are waiving upfront selling commissions.

D. Payment Instructions

Checks should be attached to this agreement and made payable to: Invesco Real Estate Income Trust Inc.

* *We do not accept cash, cashier's checks/official bank checks, starter checks, foreign checks, money orders, third-party checks, or traveler's checks.*

(Mail Address) **(Overnight Address)**

Wire to: UMB
Name: SS&C GIDS, Inc. as Agent for Invesco Universal
ABA Routing Number:
DDA:
Reference: FBO (Investor's Name) or Existing Account Number

[1] "Immediate Family Member" means the child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, or mother-, father-, son-, daughter-, brother-, or sister-in-law of an officer or director, and includes adoptive relationships.

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2 | Type of Ownership *(Required: Please select one ownership type and attach all applicable documentation)*

A. Non-Qualified Ownership

- Individual Ownership *(One signature required)* or ■ Joint Tenants with Rights of Survivorship *(Complete Sections 3C and 3D)** ■ Transfer on Death *(Optional designation. See Section 3F)*
- Community Property*
- Tenants in Common*
- UGMA / UTMA: State of: ______
- Trust: *(Certification / Trust Documents required. See Section 3E for additional requirements)*
- Corporation / LLC / Partnership: *(Corporate Resolution, LLC or Partnership Agreement required)*
- Other: ______

B. Qualified Ownership *(All IRA/Retirement accounts require a 3rd party custodian; Section 4 must be completed)*

- Traditional IRA
- Roth IRA
- SEP IRA
- Simple IRA
- Retirement Plan *(Certification of Investment Powers Form or Plan Documents required)*
- Governmental Plan
- Church Plan
- Medical Plan Trust
- Other: ______

**All parties must sign.*

3 | Investor Information *(Required: Part A & B must be completed / Parts C-F are dependent on investor profile)*

A. Investor / Primary Information *(Investor/Trustee/Administrator/UTMA/UGMA Minor's Name)*

First Name ______ MI ______ Last Name ______

Date of Birth (mm/dd/yyyy) __ __ / __ __ / __ __ __ __

■ SSN or ■ TIN ______

If non-resident alien, investor must submit an original, copy, or electronic version of the appropriate Form W-8 (W-8BEN, W-8ECI, W-8EXP or W-8IMY).

■ U.S. Citizen ■ Non U.S. Citizen ■ Resident Alien ■ Non-Resident Alien

Country of Citizenship ______

B. Investor / Primary Contact Information

Residential Address (P.O. Boxes NOT Accepted) ______

City ______ State ______ ZIP ______

Email Address ______ Phone Number ___ - ___ - ____

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C. Co-Investor / Beneficial Owner Information *(If applicable)*

First Name

MI

Last Name

Date of Birth (mm/dd/yyyy)

☐ SSN or ☐ TIN

If non-resident alien, investor must submit an original, copy, or electronic version of the appropriate Form W-8 (W-8BEN, W-8ECI, W-8EXP or W-8IMY).

☐ U.S. Citizen ☐ Non U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien

Country of Citizenship

D. Co-Investor / Beneficial Owner Contact Information *(Please fill out address if different from section 3B)*

Residential Address (P.O. Boxes NOT Accepted)

City

State

ZIP

Email Address

Phone Number

E. Trust / Corporation / Partnership / Pension Fund / Other *(If applicable)*
(Required: Sections 3A and 3B must be completed with Trustee(s) information if the investment is made on behalf of a Trust)

Name of Entity

☐ SSN or ☐ TIN

Formation Date

Jurisdiction (If Non-U.S.)

Entity Type:

- ☐ Retirement Plan
- ☐ Trust *(Must submit Certification / Trust Documents)*
- ☐ S-Corp *(Must submit Corporate Resolution)*
- ☐ C-Corp *(Must submit Corporate Resolution)*
- ☐ Partnership *(Must submit Partnership Agreement)*
- ☐ LLC *(Must submit LLC Agreement)*
- ☐ Other:

Exemptions:

Exempt Payee Code

Exempt from FATCA reporting code *(if any)*

If non-U.S. jurisdiction, please attach a completed applicable Form W-8 (W-8BEN, W-8ECI, W-8EXP, or W-8IMY).

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F. Transfer on Death ("TOD") Beneficiary Information *(If applicable)*

Not available for residents of Louisiana. Individual or joint tenants with rights of survivorship (JTWROS) registrations only. TOD beneficiary must be an individual or entity and cannot be the JTWROS person.

Provide a complete list of your primary beneficiary(ies) and your contingent beneficiary(ies) below. A contingent beneficiaryreceives assets only if no primary beneficiary survives you. If you have additional beneficiaries, please attach a separate pageincluding all of the information requested in this section.

If you outlive the beneficiary and you want that beneficiary's share to go to their descendants, check "per stirpes."

Primary Beneficiary(ies)

1. Full Name ■ Check here if this is your spouse ■ Per Stirpes Percentage

%

■ SSN or ■ TIN Date of Birth (mm/dd/yyyy) / / Custodian Name *(Required if beneficiary is a minor)*

2. Full Name ■ Check here if this is your spouse ■ Per Stirpes Percentage

%

■ SSN or ■ TIN Date of Birth (mm/dd/yyyy) / / Custodian Name *(Required if beneficiary is a minor)*

Total 1 0 0 %

Contingent Beneficiary(ies)*

1. Full Name ■ Check here if this is your spouse ■ Per Stirpes Percentage

%

■ SSN or ■ TIN Date of Birth (mm/dd/yyyy) / / Custodian Name *(Required if beneficiary is a minor)*

2. Full Name ■ Check here if this is your spouse ■ Per Stirpes Percentage

%

■ SSN or ■ TIN Date of Birth (mm/dd/yyyy) / / Custodian Name *(Required if beneficiary is a minor)*

Total 1 0 0 %

Spousal Consent – Community Property States Only *(Please sign and date, if applicable)*

If you are married and your spouse is not a joint owner and/or is not a named beneficiary of your investment, spousal consent may be required for the registration of your account in TOD form. It is the account owner's responsibility to determine if spousal consent is required. The Company is under no obligation to determine your marital status, or whether your investment is separate or community property.

Name of Spouse *(Please print)*

Signature of Spouse

X

Date (mm/dd/yyyy) / /

By signing this form, I affirm that (i) I am the spouse of the account owner named in section 1 and (ii) I expressly consent to the designated beneficiary(ies) in section 2 and/or attached.

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4 | Custodian Information *(Completion by Custodian Required)*

Name of Custodian

Address

City

State

ZIP

Custodian Tax ID No.

Custodian Account Number

Email Address

Phone Number

- -

The undersigned, being the custodian of the entity invested in the Company by the investor, hereby accepts and agrees to this subscription.

If the custodian of the IRA being invested in the Company by the investor accepts and agrees to the investor's election (if applicable) to invest distributions in additional shares of the Company pursuant to the terms of the Prospectus and the DRIP described therein, please initial here.

5 | Electronic Delivery *(Optional)*

Investor, please initial box if you wish to elect this option

Co-Investor, please initial box if you wish to elect this option

Subject to availability, you may authorize the Company to provide the Prospectus (including any supplements thereto), reports, proxy statements and other information (collectively, "documents") electronically by sending the Company instructions in writing in a form acceptable to the Company to receive such documents electronically. By initialing above to consent to electronically receive documents, including your account-specific information, you authorize the Company to either (i) email documents to you directly or (ii) make them available on the Company's website and notify you by email when and where such documents are available. You must have internet access to use electronic delivery. While the Company imposes no additional charge for this service, there may be potential costs associated with electronic delivery, such as online charges. You may revoke your consent for electronic delivery at any time and the Company will resume sending you a paper copy of all required documents. However, in order for the Company to be properly notified, your revocation must be given to the Company at a reasonable time before electronic delivery has commenced. The Company will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

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6 | Distribution Options

A. Distribution Reinvestment Plan Opt Out

All stockholders are automatically enrolled in the Company's distribution reinvestment plan (the "DRIP") other than residents of Alabama, Idaho, Kansas, Kentucky, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont and Washington or clients of certain participating broker-dealers that do not permit automatic enrollment in the plan. If you do not wish to be enrolled in the DRIP, check the box below.

Initial

- ■ **I DO NOT** wish to participate in the DRIP.
  a. Non-custodial investors: complete Section 5B below
  b. Custodial investors: all cash distributions will be sent to your Custodian of record

B. Cash Distributions

Select cash distribution option below only if you do not wish to enroll in the DRIP and do not have custodial ownership of the account.

- ■ Mail distribution check to residential address listed in Section 3B
- ■ Wire Cash Distributions to Custodian listed in Section 4
- ■ Direct Deposit *(if checking account; enclose voided check / if savings account; include letter from your bank)*
- ■ Mail distribution check to a third party financial institution

Name of Financial Institution

Mailing Address

City

State

ZIP

Routing Number

Account Number

I (we) hereby authorize the Company to deposit distributions from my (our) common stock of the Company into the account at the financial institution indicated in Section 6 or the alternative instructions below. I (we) further authorize the Company to debit my (our) account noted above in the event that the Company erroneously deposits additional funds to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such deposit, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amounts are recovered by the Company. This authorization is to remain in full force and effect until the Company has received written notice from me (us) as of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me (us) written notice of termination of this authorization.

C. Distribution Reinvestment Plan Opt In

Initial

I. ■ I am a resident of Alabama, Idaho, Kansas, Kentucky, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont or Washington, which do not permit automatic enrollment in the DRIP and I **do** wish to be enrolled in the DRIP.

II. ■ I am a client of a participating broker-dealer that does not permit automatic enrollment in the DRIP and I **do** wish to be enrolled in the DRIP.

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7 | Investor(s) Acknowledgements and Investor Signatures

The Company is required by law to obtain, verify, and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address, and social security/taxpayer identification number. The Company may also ask to see other identifying documents. If you do not provide the information, the Company may not be able to open your account. By signing the subscription agreement, you agree to provide this information and confirm that this information is true and correct. If the Company is unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if the Company believes it has identified potentially criminal activity, the Company reserves the right to take action as it deems appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representation of your behalf.

In order to induce the Company to accept this subscription, I hereby represent and warrant to the Company as follows:

Required Acknowledgments - All items listed below must be read and initialed.		Investor / Owner	Co-Investor / Joint-Owner
A	I have received a copy of the final Prospectus.		
B	I have (i) a minimum net worth (not including home, home furnishings and automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum gross annual income of at least $70,000.		
C	If I am an entity that was formed for the purpose of purchasing Shares, each individual that owns an interest in such entity meets the general suitability requirements described above.		
D	I acknowledge that there is no public market for the Shares, and thus my investment in the Shares is not liquid.		
E	I am purchasing the Shares for my own account.		
F	I understand the transaction price per share at which my investment will be executed will be made available at www.inreit.com, via the Company's toll-free telephone line at 833-834-4924 and in a prospectus supplement filed with the SEC, available at www.sec.gov.		

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State Specific Requirements (Only applicable if your state / territory is listed) For purposes of determining whether you satisfy the standards below, your net worth is calculated excluding the value of your home, home furnishing and automobiles. For the purposes of these suitability standards, unless otherwise indicated, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.	**Investor / Owner**	**Co-Investor / Joint-Owner**
Alabama Residents Only: If I am an Alabama resident, my investment in Invesco Real Estate Income Trust Inc. and other affiliated public non-listed REITs may not exceed 10% of my liquid net worth.		
California Residents Only: If I am a California resident, I may not invest more than 10% of my liquid net worth in Invesco Real Estate Income Trust Inc.		
Idaho Residents Only: If I am an Idaho resident, I have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a net worth of $300,000 (excluding the value of my home, furnishings and automobiles).		
Iowa Residents Only: If I am an Iowa resident, I have either (i) a liquid net worth of $85,000 and annual gross income of $85,000 or (ii) a net worth of $300,000 (excluding the value of my home, furnishings, and automobiles). In addition, my aggregate investment in Invesco Real Estate Income Trust Inc. may not exceed 10% of my liquid net worth.		
Kansas Residents Only: If I am a Kansas resident, I understand that the Securities Commissioner of Kansas recommends that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10% of their liquid net worth.		
Kentucky Residents Only: If I am a Kentucky resident, I may not invest, in the aggregate, more than 10% of my liquid net worth in Invesco Real Estate Income Trust Inc. or other affiliated public, non-listed REITs.		
Maine Residents Only: If I am a Maine resident, I acknowledge that the Maine Office of Securities recommends that my aggregate investment in Invesco Real Estate Income Trust Inc. and similar direct participation investments not exceed 10% of my liquid net worth. For these purposes, liquid net worth is defined as that portion of total net worth that is comprised of cash, cash equivalents and readily marketable investments, as determined in conformity with GAAP.		
Massachusetts Residents Only: If I am a Massachusetts resident, my investment in Invesco Real Estate Income Trust Inc. and other illiquid direct participation programs may not exceed 10% of my liquid net worth.		
Missouri Residents Only: No more than ten percent (10%) of my liquid net worth shall be invested in securities being registered in this offering.		
Nebraska Residents Only: If I am a Nebraska resident, I must have either (a) an annual gross income of at least $70,000 and a net worth of at least $70,000, or (b)a net worth of at least $250,000. In addition, if I am not an accredited investor asdefined in Regulation D under the Securities Act of 1933, as amended, I must limit myaggregate investment in Invesco Real Estate Income Trust Inc. and in the securities of othernon-publicly traded programs to 10% of my net worth.		

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New Jersey Residents Only: If I am a New Jersey resident, I must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For purposes of New Jersey's suitability standard, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home furnishings, and automobiles, minus total liability) that consists of cash, cash equivalent and readily marketable securities. In addition, an investment in Invesco Real Estate Income Trust Inc., its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth.		
New Jersey Residents Only: New Jersey investors are advised that the Class T, S, and D shares, as applicable, will, with limited exceptions, be subject to upfront selling commissions and/or upfront dealer manager fees of up to 3.50% of the transaction price and stockholder servicing fees, subject to certain limits, of up to 0.85% of the NAV per annum. The upfront commissions and fees will cause the per share purchase price to be greater than the initial per share NAV that will be reflected on my account statement (by broker dealers reporting a valuation calculated in accordance with FINRA Rule 2231(c)(1)(B) relating to appraised value). These upfront commissions and fees will reduce the amount of the purchase price that is available for investment and other capital needs. The stockholder servicing fees will reduce the amount of distributions that are paid with respect to the Class T, S, and D shares.		
New Jersey Residents Only: New Jersey investors are advised that although Invesco Advisers, Inc., the investment adviser to INREIT (the "Adviser"), advanced all organization and offering expenses of INREIT, and may elect to pay certain of INREIT's expenses, INREIT is obligated to reimburse the Adviser, and this will reduce the returns available to investors.		
New Mexico Residents Only: If I am a New Mexico resident who is not an accredited investor, as defined by Rule 501(a) of Regulation D under the Securities Act, my investment in shares of Invesco Real Estate Income Trust Inc., shares of its affiliates and other public, non- listed REITs may not exceed 10% of my liquid net worth.		
North Dakota Residents Only: If I am a North Dakota resident, I have a net worth of at least ten times my investment in Invesco Real Estate Income Trust Inc.		
Ohio Residents Only: If I am an Ohio resident, my investment in Invesco Real Estate Income Trust Inc. and other non-traded real estate investment programs may not exceed 10% of my liquid net worth. For purposes of Ohio's suitability standard, "liquid net worth" is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. This condition does not apply, directly or indirectly, to federally covered securities. This condition also does not apply to purchasers who meet the definition of an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, 15 U.S.C.A. 77a, as amended.		
Oregon Residents Only: If I am an Oregon resident, who is not an accredited investor, as defined in Regulation D under the Securities Act, I may not invest more than 10% of my liquid net worth in Invesco Real Estate Income Trust Inc.		
Pennsylvania Residents Only: If I am a Pennsylvania resident, I may not invest more than 10% of my net worth in Invesco Real Estate Income Trust Inc.		
Puerto Rico Residents Only: If I am a Puerto Rico resident, my investment in Invesco Real Estate Income Trust Inc., our affiliates, and other public, non-listed REITs may not exceed 10% of my liquid net worth. For purposes of Puerto Rico's suitability standard, "liquid net worth" is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities.		
Tennessee Residents Only: If I am a Tennessee resident, I may not invest more than 10% of my liquid net worth (exclusive of home, home furnishings and automobiles) in Invesco Real Estate Income Trust Inc.		

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Vermont Residents Only: If I am a Vermont resident who is not an "accredited investors" as defined in 17 C.F.R. §230.501, I may not purchase an amount in this offering that exceeds 10% of my liquid net worth. For purposes of Vermont's suitability standard, "liquid net worth" is defined as total assets (not including home, home furnishings or automobiles) minus total liabilities.		

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In the case of sales to fiduciary accounts, the minimum standards above shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.

If you do not have another broker-dealer or other financial intermediary introducing you to the Company, then your Shares will be held in your name on the books of the Company. Invesco Distributors, Inc. (the "Dealer Manager") will not be deemed to act as your broker of record in connection with any investment in the Company. Please see Section 7 above.

I declare that the information supplied above is true and correct and may be relied upon by the Company.

I acknowledge that the broker-dealer/financial advisor (broker-dealer/financial advisor of record) indicated in Section 8 of this subscription agreement and its designated clearing agent, if any, will have full access to my account information, including the number of Shares I own, tax information (including the Form 1099) and redemption information. Investors may change the broker-dealer/financial advisor of record at any time by contacting the Company at 833-834-4924.

Substitute IRS Form W-9 Certifications (required for U.S. investors):

I, THE UNDERSIGNED, CERTIFY, under penalties of perjury, (i) that the taxpayer identification number shown on this subscription agreement is true, correct and complete (or I am waiting for a number to be issued), (ii) that I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the IRS has notified me that I am no longer subject to backup withholding, (iii) I am a U.S. citizen or other U.S. person (including a resident alien) and (iv) the FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item (ii) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. See Form W-9 instructions at *http://www.irs.gov*.

Exempt payee code *(if any)* ______

Exemption from FATCA reporting code *(if any)* ______

BY SIGNING THIS AGREEMENT YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATES SECURITIES LAWS.

Printed Name of Account Owner / Authorized Signatory ______

Signature of Account Owner / Authorized Signatory **X** ______ Date (mm/dd/yyyy) __ __ / __ __ / __ __ __ __

Printed Name of Co-Investor / Joint Owner *(If Applicable)* ______

Signature of Co-Investor / Joint Owner *(If Applicable)* **X** ______ Date (mm/dd/yyyy) __ __ / __ __ / __ __ __ __

Printed Name of Custodian *(If Applicable)* ______

Signature of Custodian *(If Applicable)* **X** ______ Date (mm/dd/yyyy) __ __ / __ __ / __ __ __ __

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8 | Broker-Dealer / Financial Professional Information

A. Broker Dealer / RIA / Trust Co.

■ Broker-Dealer ■ RIA Name ■ Trust Co: ____________

Advisor Name ____________ Client Account Number ____________

Mailing Address ____________

City ____________ State ____________ ZIP ____________

Email Address ____________ Phone Number ___-___-____

Branch Number (BD Only) ____________ Rep/CRD Number (BD Only) ____________

The undersigned registered representative of the broker-dealer or RIA representative confirms that he/she (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor's prospective purchase of Shares with such investor; (iii) has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) has delivered the Prospectus and related supplements, if any, to such investor; (v) has reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; (vi) has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; (vii) understands that the sale of Shares in accordance with the Prospectus is subject to any applicable enhanced standard of conduct, including, but not limited to, the "best interest" standard applicable under Rule 151-1 under the Securities Exchange Act of 1934, as amended; and (viii) has advised such investor that the Shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Prospectus.

The undersigned registered representative of the broker-dealer or RIA representative further represents and certifies that, in connection with this subscription for Shares, he/she has complied with and has followed all applicable policies and procedures under their firm's existing Anti-Money Laundering Program and Customer Identification Program.

If you do not have another broker-dealer or other financial intermediary introducing you to the Company, then the account will be held in your name on the books of the Company. You understand the Dealer Manager is not a full-service broker-dealer and it is not holding securities in an account.

The Dealer Manager's primary business is to serve as wholesaler on behalf of its affiliated institutional clients. Accordingly, you understand you are not the Dealer Manager's customer for any purpose. The Dealer Manager relies upon your representations above, including that you have ensured this subscription follows all applicable policies and procedures under your broker-dealer or RIA firm's existing Anti-Money Laundering Program and Customer Identification Program.

The Dealer Manager will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you (or your client) want to receive financial advice regarding a prospective investment in the Shares, contact a broker-dealer or other financial intermediary directly to provide such advice to you.

Registered Rep / Financial Advisor / RIA / Trust Co. Signature
X ____________ Date (mm/dd/yyyy) __/__/____

Broker-Dealer Signature *(if required/applicable)*
X ____________ Date (mm/dd/yyyy) __/__/____

Branch Manager Signature *(if required/applicable)*
X ____________ Date (mm/dd/yyyy) __/__/____

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9 | Important Investor Information

All items on this form must be completed to process the application. Please note that the Company, its agents, and participating broker-dealers are required by law to obtain, verify, and record certain personal information obtained to establish this account. We may also ask for other identifying documents or financial information relevant to a suitability assessment. If that information is not provided, we may not be able to open the account. To invest in the Company, we only accept checks drawn from a U.S. bank account or wired funds from a U.S. financial institution (ACH network member). We do not accept money orders, traveler's checks, starter checks, foreign checks, counter checks, third-party checks, or cash.

No sale of Shares may be completed until at least five business days after you receive the final Prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business days prior to the first calendar day of the month (unless waived by the Dealer Manager). You will receive a written confirmation of your purchase.

All items on the subscription agreement must be completed for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares.

For questions, please contact Investor Services: 833.834.4924

Important Information for Investors in the Distribution Reinvestment Plan:

If investors participating in the DRIP or making subsequent purchases of Shares experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth herein, they are asked to promptly notify the Company and their broker-dealer or other financial intermediary in writing. A broker-dealer or other financial intermediary may notify the Company if an investor participating in the DRIP can no longer make the representations or warranties set forth herein, and the Company may rely on such notification to terminate such investor's participation in the DRIP.

This request in no way shifts to the investor the responsibility of the Company's sponsor, or any other person selling Shares on behalf of the Company to the investor, to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment based on information provided by such investor.

Important Information for Investors Purchasing Shares Under the Terms for Uniform Gifts or Transfers to Minors (UGMA / UTMA):

To the extent that shares of the Company are purchased for the benefit of a minor under UGMA /UTMA, the minor will be required to complete a Subscription Eligibility Form and Account Application at the time that he or she becomes of legal age as defined by the law of the minor's state of residency.

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10 | Review / Wire Instructions

A. Instructions – Please review the checklist below to ensure that this subscription document is completed

Section 1:

- Investment Amount, Share Class, Initial or Additional Investment, Relationship, Check or Wire, Existing Account Number
- KYC / AML documentation that may be required

Section 2:

- Additional Documentation as required

Section 3:

- Required: Section 3A and 3B
- Section 3C and 3D if joint owners / co-investors / co-trustees, etc.
- Section 3E and 3F are specific to account type listed

Section 4:

- Required: Must be populated and signed by Custodian

Section 5:

- Please initial if electronic delivery is requested

Section 6:

- Required: Selection must be made for Distribution Reinvestment Plan if not participating in DRIP. Please review to confirm selection

Section 7:

- Required: Must be initialed for items A-F; if joint / co-investor account, both parties must initial
- If the investor's state is listed, initials required; if joint / co-investor account both parties must initial
- Required: Account Owner / Authorized Signatory signature; if joint / co-investor account both parties must sign

Section 8:

- Required: Must be populated and signed by Advisor / Broker Dealer / RIA / Trust Company

Final Review:

- Investor Signatures and/or Initials: Section 6 and 7
- Custodian Signature: Section 7
- Advisor / Financial Professional Signatures: Section 8

Funding:

- Does the account from which funds will be used to invest and identified in section 4 or 8 have available the amount listed in Section 1?

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